CERTIFICATION OF CHIEF FINANCIAL OFFICER
                          OF CORPORATE GENERAL PARTNER

            PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Robert A. Bourne, the President and Treasurer of CNL Realty Corporation, the corporate general partner of CNL Income Fund IX, Ltd. (the "Partnership"), has executed this certification in connection with the filing with the Securities and Exchange Commission of the Partnership's Quarterly Report on Form 10-Q for the period ending September 30, 2003 (the "Report"). The undersigned hereby certifies that:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.




Date:  November 10, 2003                         /s/ Robert A. Bourne
                                                 ------------------------------
                                                 Name:  Robert A. Bourne
                                                 Title: President and Treasurer


                                                 A  signed   original   of  this
                                                 written  statement  required by
                                                 Section  906 has been  provided
                                                 to CNL Income Fund IX, Ltd. and
                                                 will be  retained by CNL Income
                                                 Fund IX, Ltd. and  furnished to
                                                 the   Securities  and  Exchange
                                                 Commission  or its  staff  upon
                                                 request.